Exhibit 23


              CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-96541, 333-87736, 333-67370, 333-59380, 33-52252, 33-40294, 33-40295, 33-
32875, 033-59009, 333-38055, 333-40681, 333-26979, 333-39238
and 333-86611) and Form S-3 (File No. 333-67020, 33-55977, 333-
91349 and 33-47424) of our report dated January 20, 2003, except for Note 22 for which the date is February 10, 2003, relating to the financial statements of Johnson & Johnson, which appears in this Current Report on Form 8-K dated March 12, 2003.


PricewaterhouseCoopers LLP

New York, New York
March 11, 2003